Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Arizona Municipal Income Fund, Fidelity Export and Multinational Fund and Fidelity Maryland Municipal Income Fund series of Fidelity Union Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 110 to the Registration Statement (File Nos. 811-02460 and 002-50318) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 108 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

October 27, 2005